UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - May 12, 2016

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zipcode)

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 12, 2016, the Board of Directors of IEC Electronics Corp. (the “Company”) amended the following provisions of the Company’s By-laws, effective immediately.

Article and Section	Change
Article II - Meetings of Stockholders Section 3. Special Meetings	Eliminated the ability of an Assistant Secretary, if there be one, to call a special meeting of stockholders.

Article II - Meetings of Stockholders Section 5. Voting
Changed the voting standard for any question brought before any meeting of stockholders from a majority of the stock represented and entitled to vote thereat to a majority of the stock represented and entitled to vote thereon.

Article IV - Officers Section 1. General	Deleted the reference to Treasurer and replaced it with Chief Financial Officer.

Article IV - Officers Section 2. Election, Removal, Vacancies and Salary	Deleted the statement that the salaries of all officers shall be fixed by the Board of Directors.

Article IV - Officers Section 8. Secretary	Deleted all references to Assistant Secretary.

Article IV - Officers Sections 9, 11, 12, 13, 14 and 15
Deleted Section 9. Treasurer, Section 11. Chief Operating Officer, Section 12. Controller, Section 13. Assistant Vice Presidents, Section 14. Assistant Secretaries, and Section 15. Assistant Treasurers; renumbered the remaining sections.

Article IV - Officers Section 11.(Former Section 17) Bank Accounts
Deleted the reference to the Treasurer or the Controller with the approval of the Chief Executive Officer to open and maintain bank accounts in the name of and on behalf of the Corporation and eliminated the authority of the Treasurer or the Controller to provide written instructions regarding signatories on corporate bank accounts.

Article V - Stock Section 1. Form of Certificates	Deleted the reference to the signature of the Treasurer, Assistant Treasurer and Assistant Secretary.

The Company’s By-laws, as amended, are attached to this Form 8-K as Exhibit 3.1.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	By-laws, as amended through May 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date:	May 18, 2016	By:	/s/ Michael T. Williams
Michael T. Williams
Chief Financial Officer